SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 10, 2005

ALKERMES, INC.

(Exact Name of Registrant as Specified in its Charter)

PENNSYLVANIA	1-14131	23-2472830
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

88 Sidney Street
Cambridge, Massachusetts		02139
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 494-0171

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
SIGNATURE

Item 1.01 Entry into a Material Definitive Agreement

     On January 10, 2005, Alkermes, Inc.’s wholly-owned subsidiary, Alkermes Controlled Therapeutics Inc. II (“ACT II”), entered into the Fourth Amendment to Manufacturing and Supply Agreement (the “MSA”) with JPI Pharmaceutica International (“JPI”) and Janssen Pharmaceutica Inc. (“Janssen US” and, together with JPI, “Janssen”) (the “Amendment”). The Amendment provides for the expansion of production capacity for Risperdal® Consta® [(risperidone) long-acting injection], an atypical antipsychotic medication approved for the treatment of schizophrenia. This expansion at ACT II’s Wilmington, Ohio, facility is designed to meet anticipated future demand for Risperdal Consta. Under the terms of the Amendment, ACT II will be responsible for managing the design, engineering, construction and validation of this third production line and Janssen will reimburse ACT II for such costs incurred. Upon validation of the expanded production facility, ACT II will be responsible for the ongoing operating costs. Janssen will own the equipment contained in this third manufacturing line. ACT II has the right, at any time, to purchase such equipment from Janssen at the then-current net book value. Upon a termination of the MSA by Janssen, ACT II has the right to purchase such equipment for nominal consideration. There are no material relationships among ACT II and Janssen or their respective affiliates or any of the parties to the MSA and Amendment, other than in respect of the Risperdal Consta collaboration.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALKERMES, INC.
Date: January 13, 2005	By:	/s/ James M. Frates
James M. Frates
Vice President, Chief Financial Officer and Treasurer